ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110330106-17
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/02/2011 7:25 AM
	Entity Number E0258042011-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Knight Knox Development Corp.

2. Registered Agent for Service of Process: (check only one box)

[x] Commercial Registered Agent: Robert C. Harris
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 Par value per share: $ 0.001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) James Manely
Name
564 Wedge Lane, Fernley, NV 89408
Street Address, City, State, Zip Code

2) Kieran Manely
Name
564 Wedge Lane, Fernley, NV 89408
Street Address, City, State, Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
Investments

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Robert C. Harris
Name

X [signature]
Incorporator Signature

564 Wedge Lane, Fernley, NV 89408
Address, City, State, Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

4-28-2011
Date

This form must be accompanied by appropriate fees.